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                                                                    Exhibit 23.1


                            KAFOURY, ARMSTRONG & CO.
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS





                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 56987), pertaining to the Employee Stock Purchase Plan and the 1997 Long-Term Equity Incentive Plan of Province Healthcare Company, of our report dated September 12, 1997, except for Note 13, as to which the date is June 11, 1998, with respect to the financial statements of Elko General Hospital, included in this Current Report (Form 8-K/A Amendment No. 1) of Province Healthcare Company dated August 14, 1998.



                                             /s/ Kafoury, Armstrong & Co.



Elko, Nevada
August 14, 1998